EXHIBIT 99.1

JOINT FILING AGREEMENT

We, the undersigned, hereby express our agreement that the Schedule 13D (or any amendments thereto) relating to the common stock of Alumis Inc. is filed on behalf of each of us.

Dated:  May 23, 2025

Samsara BioCapital, L.P.

By:

Samsara BioCapital GP, LLC

its

General Partner

By:

/s/ Srinivas Akkaraju

Name: Srinivas Akkaraju

Title: Managing Member

Samsara BioCapital GP, LLC

By:

/s/ Srinivas Akkaraju

Name: Srinivas Akkaraju

Title: Managing Member

/s/ Srinivas Akkaraju

Srinivas Akkaraju